UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

ACCELERA INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53392	26-2517763
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20511 Abbey Dr. Frankfort, IL	60423
(Address of principal executive offices)	(Zip Code)

(866) 866-0758

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 25, 2014, Accelera Innovations, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with SCI Home Health, Inc. (d/b/a Advance Lifecare Home Health) (“SCI”), Ethel dela Cruz, Virgilia Avila, Ma Lourdes Reyes Celicious, Cristina Soriano, Michelle Cartas and Jimmy Lacaba (collectively, the “Sellers”), pursuant to which the Company agreed to purchase, and the Sellers agreed to sell, all their SCI shares, collectively representing all of the outstanding shares of common stock of SCI, for an aggregate purchase price of $450,000 (the “Stock Purchase”).

Pursuant to the terms of the Stock Purchase Agreement, the purchase price was to be paid as follows: (i) $20,000 via wire transfer concurrently with execution of the Stock Purchase Agreement, and (ii) $430,000 via wire transfer upon approval of the required license transfer by the Illinois Department of Public Health. Pursuant to the Stock Purchase Agreement, revenues generated by SCI, but received by the Company, after the closing of the Stock Purchase will belong to SCI, and SCI agreed to reimburse the Company for expenses generated by SCI after the closing of the Stock Purchase. The Stock Purchase Agreement contains customary representations and warranties and is subject to certain events of default.

On October 1, 2014, AOK Property Investments LLC (“AOK”), a third party lender, agreed to lend to the Company and its subsidiary, Advanced Life Management LLC (“ALM”), an aggregate of $500,000. In consideration of AOK’s delivery of an aggregate of $500,000 to the Company and ALM, the Company and ALM executed and delivered a promissory note (the “Note”) in favor of AOK in the aggregate principal amount of $500,000. The Note is due on January 15, 2015 and bears interest in the amount of 500,000 shares of the Company’s common stock, which interest is due and payable on or before January 15, 2015. If the Company and ALM fail to pay any portion of principal or interest when due, interest will continue to accrue and be payable to AOK at the rate of 1,667 shares of Company common stock per day until all principal and accrued interest is fully paid. There is no prepayment penalty; provided, however, that the interest is due in full at the time of any prepayment.

If an event of default under the Note occurs, AOK may accelerate the Note’s maturity date so that the unpaid principal amount, together with accrued interest, is immediately due in its entirety. Pursuant to the terms of the Note, an event of default occurs if (i) the Company or ALM fails to make any payment required by the Note when due, (ii) the Company or ALM voluntarily dissolves or ceases to exist, or any final and nonappealable order or judgment is entered against the Company or ALM ordering its dissolution, (iii) the Company or ALM fails to pay, becomes insolvent or unable to pay, or admits in writing an inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors; or (iv) a proceeding with respect to the Company or ALM is commenced for the benefit of creditors, including but not limited to any bankruptcy or insolvency law.

A portion of the proceeds of the loan from AOK was used by the Company to fund the Stock Purchase, which closed on October 7, 2014. The Company intends to operate the newly acquired business through ALM.

The foregoing description of the terms of the Securities Purchase Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information called for by this Item 2.01 is contained in Item 1.01 hereof and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this Item 2.03 is contained in Item 1.01 hereof and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of August 25, 2014, by and among Accelera Innovations, Inc., SCI Home Health, Inc. (d/b/a Advance Lifecare Home Health), Ethel dela Cruz, Virgilia Avila, Ma Lourdes Reyes Celicious, Cristina Soriano, Michelle Cartas and Jimmy Lacaba.

10.2	Promissory Note dated October 1, 2014 made by Advanced Life Management LLC and Accelera Innovations, Inc. in favor of AOK Property Investments LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERA INNOVATIONS, INC.

Date: October 14, 2014	By:	/s/ John F. Wallin
John F. Wallin
President and Chief Executive Officer